As filed with the Securities and Exchange Commission on December 9, 2014
Registration No. 333-196628

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

EL PASO ELECTRIC COMPANY
(Exact name of registrant as specified in its charter)

Texas	74-0607870
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)
100 NORTH STANTON
EL PASO TX 79901
(Address of principal executive offices) (Zip Code)

AMENDED AND RESTATED 2007 LONG-TERM INCENTIVE PLAN
(Full title of the Plan)

THOMAS V. SHOCKLEY III
CHIEF EXECUTIVE OFFICER
EL PASO ELECTRIC COMPANY
100 NORTH STANTON
EL PASO TX 79901
(915) 543-5711
(Name, address including zip code, and telephone number,
including area code, of agent for service)

Copies to:
Daniel G. Kelly, Jr.
Davis Polk & Wardwell
1600 El Camino Real
Menlo Park, California 94025
(650) 752-2000

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to the Registrant’s Registration Statement on Form S-8 (Registration No. 333-196628) (the “Registration Statement”) is being filed pursuant to Rule 462(d) of the Securities Act of 1933, as amended, solely to file Exhibit 15.1 to the Registration Statement.

PART II
Information Required in the Registration Statement
Item 8.    Exhibits
Exhibit Number                Exhibit

5.1*	Opinion of Counsel.

15.1	Letter re: Unaudited Interim Financial Information.

23.1*	Consent of Independent Registered Public Accounting Firm.

23.2*	Consent of Counsel (included in Exhibit 5.1).

24.1*	Powers of Attorney.

99.1*	El Paso Electric Company Amended and Restated 2007 Long-Term Incentive Plan.

*Previously filed

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Paso, State of Texas, on the 9th day of December, 2014.
EL PASO ELECTRIC COMPANY

By:    /s/ NATHAN T. HIRSCHI
Name: Nathan T. Hirschi
Title: Senior Vice President - Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	Chief Executive Officer (Principal Executive Officer) and Director	December 9, 2014
(Thomas V. Shockley III)

*	Senior Vice President - Chief Financial Officer (Principal Financial Officer)	December 9, 2014
(Nathan T. Hirschi)

*	Director	December 9, 2014
(Catherine A. Allen)

*	Director	December 9, 2014
(John Robert Brown)

*	Director	December 9, 2014
(James W. Cicconi)

*	Director	December 9, 2014
(Edward Escudero)

*	Director	December 9, 2014
(James W. Harris)

*	Director	December 9, 2014
(Patricia Z. Holland-Branch

*	Director	December 9, 2014
(Woodley L. Hunt)

*	Director	December 9, 2014
(Michael K. Parks)

*	Director	December 9, 2014
(Eric B. Siegel)

*	Director	December 9, 2014
(Stephen N. Wertheimer)

*	Director	December 9, 2014
(Charles A. Yamarone)

December 9, 2014
*By: /s/ NATHAN T. HIRSCHI
Name: Nathan T. Hirschi Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number                Exhibit

5.1*	Opinion of Counsel.

15.1	Letter re: Unaudited Interim Financial Information.

23.1*	Consent of Independent Registered Public Accounting Firm.

23.2*	Consent of Counsel (included in Exhibit 5.1).

24.1*	Powers of Attorney.

99.1*	El Paso Electric Company Amended and Restated 2007 Long-Term Incentive Plan.

*Previously filed